UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2004

Commission file number 0-4604

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	31-0746871

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (513) 870-2000

Item 9. Regulation FD Disclosure. The Cincinnati Insurance Companies, subsidiaries of Cincinnati Financial Corporation, hold a series of sales meetings with independent agents each year. The presentation presently being used at the 2004 meetings is furnished as an exhibit hereto and is incorporated by reference herein. This report should not be deemed an admission as to the materiality of any information contained in the presentation.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

/s/ Kenneth W. Stecher

Kenneth W. Stecher
Chief Financial Officer, Senior Vice President, Secretary and Treasurer
(Principal Accounting Officer)

February 10, 2004

Exhibit: 99.1

The Cincinnati Insurance Companies 2004 Sales Meeting Presentation